Exhibit 99.2

The Annual Stockholders Meeting scheduled for 11:00 a.m. on September 24, 2009 was convened at the general offices of the Company in Birmingham, Alabama.  The Company encountered a problem with missing address labels and therefore a small percentage of stockholders did not receive the required notice. The problem was immediately corrected and consequently, the meeting was duly adjourned until 11:00 a.m. on October 8, 2009 at which time the stockholders will vote on the election of the Board of Directors and transact such other business as may properly come before the meeting.